SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): April 9, 2003

                          THE SPORTS CLUB COMPANY, INC.
           -----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                 --------------
                 (State or Other Jurisdiction of Incorporation)


                1-13290                              95-4479735
              ----------                           --------------
      (Commission File Number)         (IRS Employer Identification Number)


                     11100 Santa Monica Boulevard, Suite 300
                          Los Angeles, California 90025
                      -------------------------------------
                    (Address of Principal Executive Offices)

                  Registrant's telephone number, including area
                               code: 310-479-5200

                                 Not Applicable
             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                           Index of Exhibits on Page 3

Item 5. Other Events and Regulation FD Disclosure


     On March 31, 2003, Millennium Partners LLC and its affiliates, Rex Licklider, D. Michael Talla and Kayne Anderson Capital Advisors L.P. (collectively, the "Principal Shareholders") executed a term sheet with Palisade Concentrated Equity Partnership, L.P. ("Palisade"), which was amended and restated on April 9, 2003 (the "Term Sheet"). The Term Sheet sets forth a non-binding commitment on the part of the Principal Shareholders and Palisade to consummate a "going private" transaction with the Company, whereby all shareholders of the Company (other than the Principal Shareholders, Palisade and certain other shareholders) would receive $3.00 cash for their shares, and Palisade, the Principal Shareholders and such other shareholders would own all outstanding shares of the Company. If consummated, the Company's Common Stock would cease to be authorized to be quoted and traded on the American Stock Exchange. The Term Sheet, which is not binding on the Company, contains a number of significant conditions precedent to the consummation of the transactions contemplated thereby and is being reviewed by the Special Committee of the Board of Directors (the "Special Committee") which was created to address any "going private" proposal in which one or more of the Principal Shareholders might participate. Each of the Principal Shareholders is a significant beneficial owner of the Company's securities and has filed either a Schedule 13D or
Schedule 13G pursuant to the Securities Exchange Act of 1934, as amended, as a result of its (or his) executing the Term Sheet.

     On April 14, 2003, The Company's Board of Directors appointed Philip J. Swain to the office of President and Chief Operating Officer, an office that has been vacant since the resignation of John Gibbons in February 2000.

     On April 14, 2003, the Special Committee approved an amendment (the "Amendment") to the Company's Rights Agreement adopted on September 29, 1998, as amended by (a) First Amendment to Rights Agreement dated as of February 18, 1999, (b) Second Amendment to Rights Agreement dated as of July 2, 1999, (c)
Third Amendment to Rights Agreement dated as of April 27, 2000, (d) Fourth Amendment to Rights Agreement dated as of June 27, 2001, (e) Fifth Amendment to Rights Agreement dated as of September 6, 2002, and (f) Sixth Amendment to
Rights Agreement dated as of March 5, 2003. The Amendment provides that until May 31, 2003, the Rights Plan will not be triggered as a result of any non-binding "going private" negotiations or understandings between and among the Principal Shareholders (as defined in the Amendment as "certain of Millennium Entertainment Partners, L.P., D. Michael Talla, Rex A. Licklider and Kayne Anderson Capital Advisors, and their respective Affiliates") so long as such negotiations or understandings relate to a transaction that has been, or is intended to be, proposed to the Special Committee.

     All statements in this report other than statements of historical fact are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in this report. The forward looking statements speak only as of the date of this report, and the Company expressly disclaims any obligation to release publicly any update or revision to any forward looking statement contained herein if there are changes in the Company's expectations or in any events, conditions or circumstances on which any such forward looking statement is based.

Item 7. Financial Statements and Exhibits


(a) Financial Statements

         Not Applicable


(b) Pro Forma Financial Information

         Not Applicable



(c) Exhibits

     99.1 Amended and Restated Term Sheet entered into as of April 9, 2003, by and among Palisade Concentrated Equity Partnership L.P., Rex Licklider, D. Michael Talla, Millennium Partners LLC, Millennium Entertainment Partners L.P., MDP Ventures I LLC, MDP Ventures II LLC, Millennium Development Partners, L.P. and Payne Anderson Capital Advisors L.P.

     99.2 Press Release dated April 15, 2003, "The Sports Club Company Promotes Philip Swain to President and Chief Operating Officer."

     99.3 Seventh Amendment to Rights Agreement entered into as of April 14, 2003, between the Registrant and American Stock Transfer & Trust Company.



                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 17, 2003                       THE SPORTS CLUB COMPANY, INC.


                                            By:      /s/ Rex A. Licklider
                                               --------------------------------
                                                     Rex A. Licklider
                                                     Co-Chief Executive Officer

                                                                   EXHIBIT 99.1


                                   Amended and Restated
                       Term Sheet for Proposed Funding for
                    The Sports Club Company, Inc. Transaction
                            Dated as of April 9, 2003
   (amending and restating that certain Term Sheet dated as of March 31, 2003)

The Company                       The Sports Club Company, Inc.(the "Company").

The Insider Stockholders          Rex Licklider and Millennium Partners (as
                                  defined on Schedule B attached hereto)(and certain affiliated person and entities)(the
                                  "Insider Stockholders").

The Signing Stockholders          The Insider Stockholders, David Michael Talla,
                                  and Kayne Anderson Capital Advisors, LP (and certain affiliated persons and entities)(the
                                  "Signing Stockholders").

The Surviving Stockholders        The  Signing   Stockholders  and  the  other
                                  stockholders set forth on Schedule A attached hereto (collectively, the "Surviving
                                  Stockholders") who elect to convert their shares of Company Common (as defined below) into shares of Surviving Common (as defined below). The Surviving Stockholders shall be certain management stockholders and certain key investors holding shares of the Company's common stock, $0.01 par value ("Company
                                  Common") and the Company's Series B and Series
                                  C Convertible Preferred Stock (the "Series B
                                  Preferred" and "Series C Preferred",
                                  respectively).


The Investors                     Palisade  Concentrated  Equity  Partnership,
                                  L.P. ("Palisade") or such other investors selected by Palisade and acceptable to the Company (the "Investors").


Aggregate Funding                 (a)Approximately $18.50 million by the
                                  Investors, plus (b) up to an additional  $4.1
                                  million by the Insider Stockholders to the extent necessary to purchase up to 1,380,688 shares of Company Common included in, or constituting, the Public Stock (as defined below). The Insider Stockholders shall provide funds sufficient to purchase at $3.00 per share an amount equal to the difference between 1,380,688 shares and the number of shares not cashed out in the Merger (as defined below) by Baron Capital, Townsend
                                  Group, Mark Spino, Phil Swain, and Nanette
                                  Pattee Francini (the "Inside Amount").

                                       SECTION I - NON-BINDING PROVISIONS

Deal Structure                      Palisade will invest on the terms set forth
                                    below in a newly formed entity which will initially be a partially-owned subsidiary of Palisade ("MergerCo"). The Company, Palisade and MergerCo shall enter into an agreement and plan of merger under which MergerCo shall merge (the "Merger") with and into the Company, with the Company surviving following the Merger (the "Surviving
                                    Corporation").  The certificate of
                                    incorporation and bylaws of MergerCo shall become the certificate of incorporation
                                    (the  "Charter") and bylaws of the Surviving
                                    Corporation.

                                    Except as set forth below, upon consummation of the Merger, each share of outstanding Company Common, other than the shares of Company Common owned by MergerCo, would be converted into the right to receive $3.00 per share in cash. Simultaneous with the closing of the Merger, (A) each share of Series B Preferred and Series C Preferred of the Company will be converted, on a [1] for [1] basis, into shares of Series 1 Preferred Stock and Series 2 Preferred Stock of the Surviving Corporation (the "Series 1 Preferred" and "Series 2 Preferred", respectively), and (B) each share of Series 3 Convertible Preferred Stock of MergerCo shall be converted into one share of Series 3 Preferred (as defined below). The Series 1 Preferred and the Series 2 Preferred will have substantially similar rights (subject to the priority of the Series 3 Preferred as defined below) to the

                                    Series B Preferred and the Series C
                                    Preferred, respectively.

Securities Purchased                Simultaneous with the closing of the Merger,
                                    (a) the Surviving Stockholders and, to the extent not included therein, the Insider
                                    Stockholders, will contribute to MergerCo all shares of Company Common owned by them, in exchange for the same number and type of shares of common stock of MergerCo (the
                                    "MergerCo Common"), and (b) the Insider
                                    Stockholders shall purchase up to $2 million worth of Series 2 Preferred at the original issue price and conversion rate of the Series B Preferred and up to an additional
                                    $2.1 million of MergerCo Common at $3.00 per share. In no event shall the aggregate amount of securities purchased pursuant to the immediately preceding sentence be less than the Inside Amount, which shares will be converted into the same number of shares of the common stock of Surviving Corporation following the Merger (the "Surviving
                                    Common").

                                    Simultaneous with the closing of the Merger, the Investors will purchase from MergerCo
                                    1.25 million shares of Series 3 Convertible
                                    Preferred Stock of MergerCo for $5,000,000, which will convert on a one share for one share basis into Series 3 Convertible Preferred Stock of the Surviving Corporation ("Series 3 Preferred"), having the rights and terms set forth below. In addition, simultaneous with the closing of the Merger, the Investors shall purchase 4,408,221 shares of MergerCo Common, at $3.00 per share, which shares shall be converted into the same number of shares of Surviving Common.

Purchase Price for Public           he price per share to be paid to the public
                                    holders of the Company Common, other than the Surviving Stockholders (the "Public
                                    Stock"), will be $3.00 per share.

Use of Proceeds                     To provide financing for the purchase of all
                                    of the outstanding shares of Public Stock and to provide the Surviving Corporation with general working capital following the consummation of the Merger.

Cash on Hand Condition              Immediately following the consummation of
                                    the Merger and upon payment of the
                                    Transaction Fees (as defined below), the Surviving Corporation shall have at least
                                    $8.5  million dollars in cash and cash
                                    equivalents on hand, including sums borrowed from the Company's lines of credit in the amount of $15,000,000 which were in existence on February 28, 2003 (which shall become lines of credit of the Surviving
                                    Corporation);  if this  condition is
                                    neither satisfied nor waived by Investors holding a majority of the Series 3
                                    Preferred, the Investors, at their option, may decline to provide the funding for the Merger.

Dividends                           The Series 3 Preferred  shall entitle the
                                    holder(s) to accumulated dividends at a rate of 12.0% per annum (based on the original issue price rather than on the liquidation preference amount thereof) from and after the date of issue, which shall be paid prior and in preference to any dividends (including accrued dividends) on the Series 1 Preferred, Series 2
                                    Preferred, Surviving Common and any other class of equity security that is junior to the Series 3 Preferred with respect to the payment of dividends. Credit for dividends will be accumulated on a quarterly basis and, will be paid (A) in cash (when permitted by (i) applicable law, (ii) the Indenture (as defined below), and (iii) the Company's current credit facility with
                                    Comerica or any replacement thereof which is equal to or greater than the aggregate credit line under the current Comerica facility, or, (B) in any event, at the option of the Investors, in shares of Series
                                    4 Preferred (as defined  below).
                                    Additionally, holders of the Series 3
                                    Preferred will be entitled to participate on an as-converted basis in any dividends paid on the Surviving Common.

                                    "Series 4 Preferred" means a series of
                                    preferred stock of the Surviving Corporation which is identical in all respects to the Series 3 Preferred except that for the issue price ($3.00), conversion price ($3.00), antidilution trigger ($3.00) and liquidation preference amount (as set forth below) shall be as set forth herein. Except as otherwise expressly set forth herein, all references to Series 3

                                    Preferred in this term sheet
                                    shall be deemed to be a reference to both the Series 3 Preferred and the Series 4 Preferred except for the designation of the Series 3 Preferred's liquidation preference, antidilution trigger, conversion rate and issue price. In addition, except as otherwise expressly stated in this term sheet, the Series 4 Preferred and Series 3 Preferred shall vote as a single class on all matters and have all of the same features, rights and privileges.

Ranking The Series 3 Preferred will, with respect to dividends and rights on liquidation, rank senior to the Surviving Common and all other classes of Surviving Corporation's other equity securities.

Liquidation                         Preference In the event of a Liquidation
                                    Event (as defined below), the holders of the Series 3 Preferred will be entitled to receive, prior and in preference to any distribution of any of the assets of the Surviving Corporation to holders of any Series 1 Preferred, Series 2 Preferred,
                                    Surviving Common and any other class of
                                    equity security that is junior to the Series
                                    3 Preferred, the Liquidation Preference (as defined below)

                                    "Liquidation Preference" means (i)
                                    approximately $14.58 per share of Series 3
                                    Preferred (the $14.58 liquidation preference assumes that the Investors invest $18,224,663 in the Series 3 Preferred and MergerCo Common; accordingly, that $14.58 amount shall be adjusted up or down to reflect the entire aggregate initial investment in the Series 3 Preferred and MergerCo Common by the Investors as contemplated in this term sheet), (ii) $3.00 per share of Series 4 Preferred, and (iii) any accrued but unpaid dividends on such preferred.

                                    "Liquidation Event" means (i) any
                                    liquidation, dissolution, or winding up of the Surviving Corporation, whether voluntary or involuntary, (ii) the insolvency of the Surviving Corporation, (iii) a consolidation or merger of the Surviving Corporation with or into any other corporation or corporations which results in the stockholders of the Surviving Corporation owning less than

                                    50% of the outstanding
                                    capital stock of the surviving entity, (iv) a sale of all or substantially all of the assets of the Surviving Corporation, (v) the issuance and/or sale by the Surviving Corporation and/or its stockholders in a single or integrated transaction of shares of Surviving Common (or securities convertible into, or exercisable or exchangeable for, shares of Surviving Common) constituting a majority of the shares of Surviving Common outstanding immediately following such issuance and/or sale (treating all securities convertible into shares of Surviving Common as having been fully converted and all options and other rights to acquire shares of Surviving Common or securities convertible into shares of Surviving Common as having been fully exercised), and (vi) any other form of acquisition or business transaction, in a single or integrated transaction, pursuant to which a change of control occurs such that the person, entity or "group" (as defined under Section 13(d)(3)of the `34
                                    Act) seeking to acquire the Surviving
                                    Corporation and/or its capital stock has the power to elect a majority of the Board of Directors as a result of the transaction or integrated transaction.

Conversion                          The Series 3 Preferred will initially be
                                    convertible into Surviving Common at $4.00 per share and, together with the MergerCo
                                    Common (converted into Surviving Common) being purchased by the Investors in this transaction, will represent approximately twenty one and two thirds percent (21.66%) of the Surviving Corporation (assuming the conversion of the Series B Preferred and the Series C Preferred) following the Merger. The parties hereto acknowledge that the Company does not currently have any warrants outstanding. The parties further acknowledge that setting the conversion rate of the Series 3 Preferred at the $4 per share rate confirms the agreement among the parties to base the conversion rate on the amount paid in respect of the shares of Series 3 Preferred rather than on the liquidation preference amount for those shares of Series 3 Preferred.

                                    Each share of the Surviving Corporation's preferred stock held by the Investors will be convertible into the number of shares of Surviving Common determined by dividing (i) the Applicable Issue Price (as defined below), by (ii) the Applicable Conversion Price (as hereinafter defined) in effect at the date any such shares are surrendered for conversion. The "Applicable Conversion Price" shall, initially, be $4.00 for the Series 3 Preferred and $3.00 for Series 4 Preferred, each as adjusted in accordance with the adjustments and anti-dilution provisions described below. The "Applicable Issue Price" shall be $4.00 for the Series 3 Preferred and $3.00 for the Series 4 Preferred. Each share of Series 3 Preferred and each share of Series 4 Preferred will automatically convert into Surviving Common on the basis described in this section upon the earlier of (i) the consent of the holders of at least a majority in interest of the outstanding shares of Series 3 Preferred and Series 4 Preferred, or (ii) a Qualified IPO (as defined below).

                                    "Qualified IPO" means a firm commitment
                                    underwritten public offering, led by a
                                    nationally recognized investment banking firm, of shares of Surviving Common in which the gross cash proceeds to the Surviving Corporation exceed $50 million (before deduction of underwriters commissions, filing fees and other offering expenses), and the price per share is at least equal to $16.00 per share (which price shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, reclassification, recapitalization or other similar event involving Surviving Corporation's securities).

Adjustments to the
Conversion Price and
Anti-Dilution Provisions            The  Applicable  Conversion  Price  shall be
                                    subject to (i) equitable adjustment as the result of any subdivision, combination of shares or recapitalization, stock dividends, stock splits and similar transactions affecting the Surviving Common, and (ii) weighted average anti-dilution protection providing for adjustment of the

                                    Applicable  Conversion Price in the event of
                                    issuance of Surviving  Common (or any
                                    security or  instrument  which is
                                    convertible  into,  or  exercisable  for,
                                    Surviving  Common),   other  than  Excluded
                                    Securities (as defined below) of the
                                    Surviving Corporation at a price per share less than the Applicable Conversion Price then in effect immediately prior to such issue or sale.

                                    "Excluded Securities" means securities
                                    issued (i) upon conversion of any Series 1 or Series 2 Preferred Stock (or any other Preferred Stock issued after the consummation of the Merger in accordance with the terms hereof); (ii) of shares or grant of options or other rights to purchase shares of Surviving Common under the Surviving Corporation's written equity incentive programs for employees and directors in effect as of February 28, 2003, or as approved by the Board (including the Palisade Director (as defined below)
                                    (iii) to licensors, banks or other sources of debt financing or to lessors of real or personal property pursuant to bank financing, license or lease transactions approved by the Board of Directors (including the Palisade Director); (iv) pursuant to a stock split of the Surviving Common or declared dividend or distribution on the Surviving Common; (v) for consideration other than cash in any merger, consolidation, acquisition or other business combination or any strategic alliance, joint venture or business partnership approved by a majority of the disinterested members of the Board of Directors; (vi) pursuant to any options, warrants and other convertible securities outstanding as of the date of issuance of the Series 3 Preferred; (vii) pursuant to a Qualified IPO; (viii) securities issued to Rex Licklider, Michael Talla and Millennium as guarantors of Surviving Corporation's indebtedness owing to any lending institution pursuant to the terms of the Indemnification and Contribution Agreement, dated as of July 3, 2001 by and between such guarantors and the Company, as in effect on the date hereof, whether such indebtedness is existing as of the consummation of the Merger or thereafter; and (ix) securities issued as "PIK" dividends under the Series 1 or Series 2 Preferred, or under any other securities which by their terms shall not be subject to the pre-emptive rights of the Series 3 Preferred.

Redemption                          Subject to applicable  provisions of the
                                    Delaware  General  Corporation  Law, the
                                    Series 3 Preferred and Series 4 Preferred then outstanding, in addition to the Survivor Common issued to the Investors in connection with the Merger
                                    (collectively, the "Investor Holdings") shall be redeemable, at the option of the Investors, if, after five (5) years from the date of issuance, the Surviving
                                    Corporation has not consummated a Qualified
                                    IPO.  The Investor Holdings shall be
                                    redeemable, at the option of the Surviving
                                    Corporation, commencing six (6) years from the date of issuance. In each case the redemption price paid for the Investor
                                    Holdings shall be the greater of (i) the aggregate Liquidation Preference of the
                                    Investor Holdings as of the redemption date, or (ii) fair market value per share (as determined by a third-party appraiser selected by the Surviving Corporation and a majority in interest of the holders of the Series 3 Preferred and Series 4 Preferred) of the Investor Holdings as of the redemption date; provided that in making such determination of fair market value, the appraiser shall determine separately and in writing the discount for minority interest and the discount for illiquidity of the securities and shall apply whichever amount yields a smaller discount; provided further that, if at the time of such determination, the Investor Holdings is not deemed by the appraiser to be a minority interest, then neither discount shall apply.


Protective Provisions               The following protective provisions shall
                                    also each be granted in favor of each of Rex
                                    Licklider and David Michael Talla, acting independently, provided that such rights shall automatically be extinguished on the first to occur of (a) a Qualified IPO or
                                    (b) for each, the date on which the
                                    aggregate  number of shares of Surviving
                                    Common and preferred stock of the  Surviving
                                    Corporation held by him falls below the Protective Provision Ownership Threshold
                                    (as defined  below);  and
                                    provided further that these rights are personal to Rex Licklider and David Michael
                                    Talla and cannot be transferred to any subsequent holder of the securities now held by either or both of them. The following protective provisions shall also each be granted in favor of Millenium Partners but shall attach and be transferable with the Series 2 Preferred held by Millennium
                                    Partners at the closing of the Merger (the
                                    "Series 2 Protected Shares"), provided that such rights shall automatically be extinguished on the first to occur of (a) a Qualified IPO or (b)the date on which the holder of the Series 2 Protected Shares falls below the Protective Provision
                                    Ownership Threshold (as defined below). In addition, the following protective provisions shall also each be granted in favor of the holders of the Series 1
                                    Preferred Stock, the Series 3 Preferred
                                    Stock and the Series 4 Preferred Stock,
                                    (each such Series, a "Protected Series"), provided that such rights shall automatically be extinguished on the first to occur of (a) a Qualified IPO or (b) the date on which the then-current holder(s of any such Protected Series hold, in aggregate, a number of shares that is less than the applicable Protective
                                    Provision Ownership Threshold (as defined below) for that Protected Series. Such rights shall attach to and be transferable with the shares of such Protected Series.

                                    Each of the foregoing shall also have the preemptive rights and tag-along rights set forth herein under the headings "Preemptive Rights" and "Tag-Along Rights" with respect to Subject Securities on the same conditions set forth above, provided that the term "Protective Provision Ownership Threshold" shall be changed to Preemptive Rights Ownership Threshold (as defined below) in order to determine whether such rights continue to apply.

                                    "Protective Provision Ownership Threshold" for a given holder or a given Protected Series, means 50.1% of the aggregate number of shares of Surviving Common and preferred stock of the Surviving Corporation held by that holder or, for

                                    Protected Series, held
                                    by the holders of that Protected Series, at the time of the closing of the Merger; provided that for purposes of this definition, such securities shall only include shares of Surviving Common and preferred stock of the Surviving Corporation, as the case may be, on an as converted to Surviving Common basis (excluding therefrom stock options and other grants made under any Surviving Corporation equity incentive program).

                                    "Preemptive Rights Ownership Threshold"
                                    means the same thing as a Protective
                                    Provision Ownership Threshold, provided that for purposes of this definition, the applicable percentage shall be 25% rather than 50.1%.

                                    For so long as the Protective Provisions apply to the Series 3 Preferred and Series 4 Preferred issued hereunder, consent of holders of a majority of such securities then outstanding, voting as a single class, will be required to:

                                    a) alter or change the rights, preferences
                                       or privileges of the Series 3 Preferred, whether by merger, consolidation or otherwise,

                                    b) increase or decrease (other than by
                                       redemption or conversion) the authorized number of shares of Series 3 Preferred,

                                    c) create any new class or series of equity
                                       security having rights or preferences on a parity with or senior or superior to the Series 3 Preferred with respect to voting, dividends, liquidation preference or redemption features (or reclassify any then currently outstanding equity security in a similar manner), whether by merger, consolidation or otherwise,

                                    d) amend the Charter or the Surviving
                                       Corporation's  bylaws  in a way that
                                       adversely  affects  the  rights  of the
                                       Series 3 Preferred, whether by merger,
                                       consolidation or otherwise,

                                    e) permit any subsidiary to issue stock
                                       (other than to its parent),

                                    f)  effect any voluntary Liquidation Event
                                        unless in connection with such
                                        Liquidation Event (i) the
                                        holders of the Investor Holdings receive cash equal to or greater than 2x (if such transaction is consummated on or prior to the second anniversary of the closing of the Merger) and, at any time thereafter, equal to or greater than 3x, the original amount invested in respect of such Investor Holdings and (ii) the transaction giving rise to such Liquidation Event was approved by a majority of the disinterested members of the Board of Directors,

                                    g)  repurchase  or redeem any  securities,
                                        other than (i) a  redemption  of the
                                        Series 3  Preferred  as  described
                                        herein, (ii) mandatory  redemption of
                                        the Series 1 Preferred or the Series 2
                                        Preferred initiated by the  holders
                                        thereof in  accordance  with the terms
                                        of the Charter (as in effect from time
                                        to  time), (iii) repurchases of stock
                                        issued  to  employees,  directors  or
                                        consultants as approved by the Board of Directors upon termination of employment, directorship or consultancy, and any other shares of common stock presently subject to repurchase rights approved by the Board of Directors, or
                                        (iv) other repurchases or redemptions
                                        of stock  issued to employees of less
                                        than  aggregate  of  $2,000,000  of
                                        securities in any 12 month rolling
                                        period,

                                     h) unless approved by the disinterested
                                        members of the Board of Directors,
                                        effect any material transaction with any member of senior management or other affiliates, except for transactions pursuant to written agreements with such senior manager or other affiliate which were, on or prior to February 28, 2003, in effect,

                                     i) enter into a new line of business or
                                        change the primary line of business from the current line of business,

                                     j) (A) make any single acquisition of or
                                        investment in any other person or entity that involves the payment of cash or property in excess of $1,000,000, or (B) make acquisitions of or investments in other persons or entities that involve the payment of cash or property in excess of $3,000,000, in the aggregate, in any calendar year, in either case other than (i) an acquisition or investment authorized in the

                                        Surviving Corporation's approved annual
                                        budget or business plan, (ii) an
                                        acquisition pursuant to the terms of
                                        that certain management agreement
                                        currently being negotiated by the
                                        Company and Millennium Partners or one
                                        of its affiliates (provided that
                                        Millennium Partners and the Company
                                        shall provide a copy thereof
                                        to the Investors as soon as possible
                                        after that agreement has been signed),
                                        or (iii) any transaction involving the
                                        creation of a partnership, limited
                                        liability company or other venture
                                        involving the Company and one or more
                                        third parties relating predominantly to
                                        the financing, development or operation
                                        of The Sports Club/LA Beverly Hills or
                                        any other "step-out" club facility
                                        ("Step Out Financings"),

                                     k) incur indebtedness for borrowed money in
                                        the aggregate amount of more than
                                        $20,000,000, unless authorized in the
                                        Surviving Corporation's approved annual
                                        budget or business plan; provided that,
                                        any sale, lease, exchange, mortgage,
                                        pledge or other disposition of less than 35% of the assets of the Company in a single transaction or series of transactions, solely relating to the real property and improvements of either (or both) of The Sports Club/LA--Los Angeles and The Sports Club/Irvine (the "Sports Club Financings") shall not be subject to the consents or approvals contemplated by this paragraph,

                                     l) enter into an operating or capital lease
                                        for an amount of more than $10,000,000,
                                        unless authorized in the Surviving
                                        Corporation's approved annual budget or
                                        business plan

                                     m) increase the amount of stock options
                                        available to be issued under the
                                        Surviving Corporation's employee option
                                        plans above the amount reserved for
                                        issuance under that plan as of February
                                        28, 2003,

                                     n) unless approved by the Board of
                                        Directors  or the  Compensation
                                        Committee  (including,  in either case,
                                        all of the Series 3 Directors thereon),
                                        issue more than 100,000 new options, in
                                        the aggregate, to any one employee,

                                     o) hire or fire the chief executive officer
                                        of the Surviving Corporation,

                                     p) permit any subsidiary to do any of the
                                        foregoing, or

                                     q) enter into an agreement or understanding
                                        (orally or in writing) to do any of the
                                        foregoing.

Board Composition                   Following  the  consummation  of the Merger,
                                    and so long as more than twenty five percent
                                    (25% of the Series 3 Preferred is
                                    outstanding, the Surviving Corporation's board of directors (the "Board") shall consist of seven (7) directors, at least two
                                    (2) of whom shall be independent directors.
                                    Palisade shall be entitled to designate two directors (each a "Series 3 Director"), one of whom may be an affiliate of Palisade (the
                                    "Palisade Director") and one of whom shall be an independent director. The Surviving
                                    Stockholders shall be entitled to designate four directors and to nominate the other independent director. Each of the Series 3
                                    Directors, including the independent
                                    director designated by Palisade, shall have the right (but not the obligation) to be a member of the audit and compensation committees of the Board, and any other committees which the Board establishes.
                                    At such time, if ever, that the number of shares of Series 3 Preferred outstanding at any time shall fall below the 25% threshold specified above, then the two directors appointed by Palisade will resign upon request by the other members of the Surviving Corporation's Board.

Information Rights                  The Surviving Corporation shall provide to
                                    an Investor who holds shares of Series 3
                                    Preferred:

                                    a)  Monthly, year-to-date consolidated
                                        financial statements in accordance with
                                        generally accepted accounting principles consistently applied (including profit and loss statement and balance sheet), as soon as reasonably practicable after such financial statements become available in final form to the Surviving Corporation's management, and in any event within 20 days of the end of a month;

                                    b)  Quarterly management report summarizing
                                        operations and business outlook, as soon as reasonably practicable after such reports become available in final form to the Surviving Corporation's management, and in any event within 30 days of the end of a quarter;

                                    c)  Annual independent certified audit
                                        within 90 days after the year's end from Surviving Corporation's independent accounting firm;

                                    d)  Before each year end, any projections
                                        for the next year which are provided to
                                        the Board;

                                    e)  Within 20 days after filing or receipt
                                        thereof,  as  applicable,  provide (i)
                                        pleadings of any material lawsuits filed by or against the Surviving Corporation or any subsidiary; and (ii) written notice of all commenced legal or arbitration proceedings, and all proceedings by or before any governmental or regulatory authority or agency, in which the Surviving Corporation or any subsidiary is a party, provided that, in both cases,
                                        (x)  the  Surviving Corporation will not
                                        be required to provide  information or
                                        documents that would cause the Surviving
                                        Corporation  or any  subsidiary to lose
                                        the benefit of attorney/client privilege or violate a confidentiality obligation and (y) the Surviving Corporation will not be required to provide information or documents with respect to any lawsuit or other proceeding in which the Surviving Corporation or any subsidiary is adverse to the holders of Series 3 Preferred or the Investors;

                                     f) As soon as reasonably  practicable,
                                        provide notice of (i) material lawsuits
                                        threatened against the Surviving
                                        Corporation or any subsidiary and (ii)
                                        material  developments  in
                                        any commenced legal proceeding to which
                                        the Surviving  Corporation or any
                                        subsidiary is a party,  provided that,
                                        in both cases, (x) the Surviving
                                        Corporation will not be required to
                                        provide information or documents that
                                        would cause the Surviving  Corporation
                                        or any subsidiary to lose the benefit of attorney/client privilege or violate a confidentiality obligation, and (y) the Surviving Corporation will not be required to provide information or documents with respect to any lawsuit or other proceeding in which the Surviving Corporation or any subsidiary is adverse to the holders of Series 3 Preferred or the Investors;

                                     g) Within 20 days after filings, copies of
                                        all material documents filed with
                                        government  agencies outside of the
                                        ordinary course of business;

                                     h) Within 10 days after receipt, provide
                                        copies of any notifications received by
                                        the Surviving Corporation or any
                                        subsidiary regarding material defaults
                                        on any loans, leases or material
                                        contracts to which the Surviving
                                        Corporation or any subsidiary is a party or pursuant to which any of its properties or assets are bound;

                                     i) As soon as is made available to the
                                        Board of Directors in final form, but in any event within 30 days before the commencement of each new fiscal year, a budget consisting of a business plan and projected financial statements for such fiscal year;

                                     j) With reasonable promptness, such other
                                        notices, information and data with
                                        respect to the Surviving Corporation or
                                        any subsidiary as the Surviving
                                        Corporation delivers generally to the
                                        holders of Surviving Common in respect
                                        of their holdings; and

                                     k) Such other information concerning the
                                        business, financial condition or
                                        corporate affairs of the Surviving
                                        Corporation or any subsidiary as may be
                                        reasonably requested (and which shall
                                        not substantially interfere with the
                                        management of the Surviving Corporation
                                        or any subsidiary by the Surviving
                                        Corporation's or any subsidiary's senior management).

                                    In addition, the Surviving Corporation shall permit any Investor holding at least 5% of the Series 3 Preferred then issued and outstanding (or its authorized representative) to visit and inspect the properties of the Surviving Corporation and its subsidiaries, including their respective corporate and financial records, and to discuss its business and finances with officers of the Surviving Corporation and its subsidiaries, as applicable, during normal business hours, following reasonable notice and as often as may be reasonably requested, so long as any such visit or inspection does not interrupt the business of the Surviving Corporation or any such subsidiary. Notwithstanding the foregoing,
                                    (x) the Surviving Corporation will not be required to provide, or provide access to, information or documents that would cause the Surviving Corporation to lose the benefit of attorney/client privilege or violate a confidentiality obligation and (y) the Surviving Corporation will not be required to provide, or provide access to, information or documents with respect to any lawsuit or other proceeding in which the Surviving Corporation is adverse to the holders of Series 3 Preferred or the Investors.

Registration Rights
                                    a) If, at any time subsequent to six(6)
                                       months after the closing of an initial
                                       public offering of the Surviving
                                       Corporation's securities ("IPO"),
                                       including a Qualified IPO, the holders of a majority of the Registrable Shares (as defined below) then outstanding (calculated on an as-converted to common stock basis) request that the Surviving Corporation file a registration statement with the Securities and Exchange Commission (the "SEC"), the Surviving Corporation will use its best efforts to cause such Registrable Shares to be registered under the Securities Act of 1933, as amended, and under applicable state "Blue Sky" laws, as soon as reasonably practicable (and in any event within 90 days of request), subject to customary underwriters' cutbacks and blackouts; provided that, the Surviving Corporation shall not be obligated to effect more than three (3)registrations pursuant to this subsection (a). Demand rights under this subsection (a) will be triggered if requested by holders of at least 25% of the Registrable Shares having a minimum aggregate value at the time of such request of $2,000,000. In no event, however, shall the Company be required to file and cause to become effective more than two (2) registration statements during any year, and holders of Registrable Shares will not exercise any such demand registration rights if
                                       Surviving Corporation would be required to incur the expense of an audit of its financial statements at any time other than in connection with its annual year-end audit.

                                    b) The holders of the Registrable Shares
                                       shall have the right to request that the Surviving Corporation file a registration statement on Form S-3 (or any successor form) covering the Registrable Shares at any time after the Surviving Corporation is eligible to use such form, provided that the minimum aggregate value of the shares so registered shall be at least $1,000,000, and, in such case, the Surviving Corporation will use its best efforts to cause such shares to be registered, subject to customary underwriters' cutbacks and blackouts, as soon as practicable (and in any event within 90 days of request). Any demand registration made pursuant to this subsection (b) and declared effective by the Securities and Exchange Commission shall count toward the three (3) demand rights afforded holders of Registrable Securities pursuant to subsection (a).

                                    c) The holders of the Registrable Shares
                                       shall also have unlimited "piggy-back"
                                       rights, subject to underwriters'
                                       cutbacks, with respect to registrations
                                       by the Surviving Corporation or other
                                       shareholders of the Surviving Corporation
                                       (other than registrations on Form S-8 (or any successor form), and registrations on Form S-4 (or any successor form) made in connection with an acquisition).

                                    d) All registration rights are transferable
                                       by an Investor to any  transferee of
                                       Registrable Shares issued to that
                                       Investor hereunder.

                                    e) The Surviving Corporation shall bear all
                                       registration expenses (exclusive of
                                       underwriting discounts and commissions), subject to customary exceptions for withdrawn registrations and the like, in a demand or piggyback registration, including reasonable and customary fees and expenses of counsel to the Investors. All underwriting discounts and commissions in respect of
                                       Registrable Shares shall be paid by the
                                       Investors pro rata on the basis of the
                                       number of shares so registered.

                                    f) The registration rights will be subject
                                       to additional terms and conditions as
                                       are reasonable and customary, including
                                       indemnification, the period of time in
                                       which the registration statement will be kept effective, reporting obligations under the Securities Exchange Act of 1934, as amended (the "'34 Act"), and underwriting arrangements.

                                    g) If requested by the underwriters and the
                                       Surviving  Corporation,  the  holders of
                                       Registrable  Shares  shall not sell or
                                       otherwise transfer any securities of the Surviving Corporation for a period of up to 180 days following the effective date of the registration statement for the Surviving Corporation's Qualified IPO and up to 90 days following the effective date of any follow-on offering, provided that, and so long as, the Surviving Corporation's officers, directors and all holders of more than 2% of the Surviving Corporation's outstanding capital stock are locked up for the same period and on the same terms.

                                    h) Registration rights terminate upon the
                                       earlier of (i) five years following the
                                       Qualified IPO, if any and (ii) with
                                       respect to a particular holder,
                                       whenever, and for so long as, such
                                       holder is, and remains, eligible to sell all its Registrable Shares under Rule 144(k).

                                    i) For so long as (i) the registration
                                       rights described above have not
                                       terminated or expired and (ii) the
                                       Investors hold, in the aggregate, at
                                       least 25% of the Series 3 Preferred
                                       issued to them hereunder, no future
                                       registration rights may be granted
                                       without consent of the holders of a
                                       majority of the Registrable Shares,
                                       unless such rights are subordinated to
                                       the Investors' registration rights.

                                    j) In the event of an IPO,if the underwriter
                                       exercises  an  overallotment provision,
                                       holders of the Registrable Shares will be entitled to sell up to 10% of the overallotment prior to the

                                       Surviving Corporation selling any
                                       additional stock, subject to
                                       underwriter's customary
                                       cutback. If such overallotment is
                                       insufficient to permit each of the
                                       holders of Registrable Shares to exercise their right to sell such portion of their respective Registrable Shares as each such holder elects, then the number of Registrable Shares sold in the overallotment by holders of Registrable Shares shall be determined on a pro rata basis. Any shares not sold in the overallotment by the holders of the Registrable Shares may be sold by the Surviving Corporation or such stockholder(s)as the Surviving
                                       Corporation may permit.

                                    "Registrable Shares" means (1) shares of Surviving Common which were issued to the Investors hereunder, (2) shares of Surviving Common which are issued or issuable upon conversion of the Series 3 Preferred, and
                                    (3) any shares of Surviving Common issued to or issuable to (whether upon conversion or exercise of or in exchange for any other security) any holder of the securities described in subsections (1) or (2) of this definition.


Preemptive Rights                   For so long as an  Investor  holds at least
                                    25% of the Series 3 Preferred issued to it hereunder, prior to a Qualified IPO, a merger, or an acquisition of all or substantially all of the equity securities or assets of the Surviving Corporation approved by the Board of Directors
                                    (including  both Series 3  Directors)  (an
                                    "Approved Acquisition"), such Investor shall have the right to purchase its pro rata share, based on such Investor's holdings of Surviving Common and Surviving
                                    Common issuable upon conversion of Series 3
                                    Preferred as compared with the total
                                    outstanding  Surviving Common (on an
                                    as-converted to common basis), of all new issuances of Surviving Common or Preferred
                                    Stock  except issuances of Excluded
                                    Securities.

Tag-Along Rights                    For  so  long  as at  least  25%  of the
                                    Series 3 Preferred issued hereunder remains outstanding, if, at any time prior to a Qualified IPO or an Approved Acquisition, a holder of any Subject Security (as defined below) seeks to sell, transfer or convey ("Transfer") any such Subject
                                    Security,  such

                                    Transfer  shall be subject
                                    to customary Tag-Along Rights in favor of the holders of the Series 3 Preferred, provided that, such holders comply with the requirements of the purchaser of such securities in accordance with the terms and conditions of the operative purchase agreement. In such event, the holder of Series 3 Preferred will have the right to participate in the Transfer on the same terms as the selling shareholder on a pro-rata basis, subject to certain customary limitations.

                                    "Subject Securities" means the Series 1
                                    Preferred, the Series 2 Preferred and the
                                    Surviving Common (other than that which are Registrable Shares) or any security which is exercisable or exchangeable for or convertible into any of the foregoing (other than the Series 3 Preferred).

Right of First Offer                Prior to a Qualified IPO or Approved
                                    Acquisition, if Palisade or any Investor, on the one hand, or any Surviving
                                    Stockholder, on the other (in each such case, a "Selling Stockholder"), wishes to sell, transfer or convey any securities of Surviving Corporation owned by such person or entity, including shares of Surviving
                                    Common and shares of the Series 1, 2 and 3
                                    Preferred  (the "Offered  Shares"), then the
                                    Selling Stockholder must offer to sell the Offered Shares first to Surviving
                                    Corporation, and, secondly, to the other non-Selling Stockholders (if Surviving
                                    Corporation elects not to, or cannot legally, purchase all Offered Shares) at the price, and on the terms proposed by the Selling Stockholder (the "Proposed Terms").
                                    Surviving  Corporation shall have the right
                                    (the "Surviving Corporation Right") to purchase all, but not less than all, of the Offered Shares in accordance with the Proposed Terms. If the Surviving Corporation does not exercise the Surviving Corporation
                                    Right to purchase all Offered Shares, then the non-Selling Stockholders will be permitted to purchase all (but not less than all) of the Offered Shares, in accordance with the Proposed Terms, in the ratio that the number of securities of Surviving
                                    Corporation owned by non-Selling
                                    Shareholders wishing to exercise their
                                    rights hereunder (assuming conversion of all convertible securities, options and warrants owned by such person(s), including the Series 1, 2 and 3 Preferred) bears to the total number of shares of Surviving
                                    Common outstanding as of such date (again, assuming conversion of all such convertible securities, options and warrants). If the non-Selling Stockholders do not exercise their right to purchase all of the Offered
                                    Shares  in accordance  with the Proposed
                                    Terms, the Selling Stockholder may sell the Offered Shares to a third-party upon terms and conditions no more favorable than the Proposed Terms. The Definitive
                                    Documents (as hereinafter defined) shall provide customary notice, exercise requirements, payment terms and other terms and conditions as are typically included in such provisions.
                                    Notwithstanding the foregoing, any holder of less than 5% of the Surviving Common (on a fully-diluted as converted basis), shall be subject to the obligations of this Right of First Offer but shall not be entitled to the benefits thereof.

Voting Agreement                    In  connection  with  the  execution  of a
                                    definitive  merger agreement, the Investors
                                    identified by Palisade shall enter into a
                                    voting   agreement  with  the  Surviving
                                    Stockholders and Palisade pursuant to which such Investors shall give the Surviving Stockholders or their nominee an irrevocable proxy to vote their shares in favor of the Merger and the transactions contemplated hereby and such Insider
                                    Stockholders agree to vote their shares in favor thereof.

Rollover Agreement In connection with the execution of a definitive merger agreement, certain Investors identified by Palisade shall enter into a Rollover Agreement with MergerCo, pursuant to which such Investors shall agree to convert the securities of MergerCo owned by them into shares of capital stock of the Surviving Corporation containing similar terms following the Merger.

Indemnity Agreement                 In connection with the closing of the
                                    Merger, the Surviving Corporation shall
                                    enter into an Indemnity Agreement with
                                    Palisade agreeing to indemnify Palisade in connection with any breach of any representation or warranty contained in the definitive merger agreement (other than a representation or warranty made by
                                    Palisade).

Employment Agreements               The executive officers of the Company
                                    identified by Palisade following its due diligence review of the Company shall enter into employment agreements with the Surviving Corporation in form and substance reasonably satisfactory to Palisade and such executive officers.

Key Man Insurance                   The  Surviving  Corporation  will  obtain a
                                    key man insurance policy in the amount of $1 million to cover Rex Licklider.

Conditions Precedent                The conditions  precedent to the completion
                                    of the Merger will include,  among others:
                                    (i)the concurrence of the special committee of the Company's board of directors
                                    ("Special Committee") that the price of $3.00 to be paid for the Public Stock is fair from a financial point of view, (ii) the absence of any objection by the Special
                                    Committee to any other aspect of the terms and conditions of the proposed agreement of merger, (iii) the approval of the terms and conditions of the Merger and all Definitive Documents by (A) the Company's board of directors and (B) the Surviving
                                    Stockholders and (C) the Investors, (iv) the negotiation and execution of Definitive
                                    Documents (as hereinafter defined), (v) the satisfactory completion of due diligence by the Investors and their representatives, (vi) the absence of any material adverse change in the business of the Company, (vii) the receipt by the Investors of an opinion of counsel to the Company as to certain matters, in form and substance acceptable to the Investors,
                                    (viii) the receipt of the Noteholders'
                                    Consent (as defined below), together with an opinion of special counsel to the Company, addressed to the Trustee under the Indenture, to the effect that the "Change of Control" provisions set forth in the Indenture may be amended by the approval or consent of holders of a majority in principal amount of the Senior Notes then outstanding provided that such opinion is either addressed to Palisade or such special counsel delivers a letter to Palisade allowing Palisade to rely on such opinion; (ix) the Special
                                    Committee's (and the Company's Board's) having taken such action as is necessary to render the Company Rights Agreement (as defined below) inapplicable to the Merger and the other transactions contemplated hereby, and (x) the solicitation of proxies in accordance with Regulation
                                    14D of the '34 Act, and the approval by the Company's shareholders of the Merger and the Definitive Documents.

                                    "Noteholders' Consent" means the consent of the holders of Senior Notes necessary to amend the terms of the Indenture dated April 1, 1999 between the Company and U.S. Bank Trust National Association, as trustee (the "Indenture"), to eliminate the change of control repurchase obligation as set forth in the Indenture resulting from the Merger or the other transactions contemplated hereby.

                                    "Company Rights Agreement" means the Rights
                                    Agreement dated as of October 6, 1998 by and between the Company and American Stock Transfer & Trust Company, as amended.

Closing The closing is anticipated to occur once the Company has received all necessary approvals for the Transaction.

                                       SECTION II - BINDING PROVISIONS

Exclusivity                         In exchange for the Investors committing
                                    time and  incurring  expense  to  close  the
                                    transactions  contemplated  hereby, the
                                    Signing Stockholders each agree that until
                                    June 8, 2003, they shall not,  directly or
                                    indirectly,  make any  solicitations, enter
                                    into any negotiations or discuss a possible
                                    financing,  merger,  sale, recapitalization
                                    or any possible disposition  of all or
                                    substantially  all of the  assets of the
                                    Company or the capital stock of the Company,
                                    including the shares of capital stock of the
                                    Company owned by them (a  "Transaction"),
                                    with  any party other than  Palisade and the
                                    Investors; provided, however, that nothing
                                    in this Section II  shall prevent or
                                    preclude any one or more of the Signing
                                    Stockholders from entering into any such
                                    negotiations or discussions
                                    with regard to, or from otherwise
                                    investigating, considering, approving or
                                    entering into, any Transaction or
                                    potential  Transaction  that  is  being
                                    investigated,   considered, negotiated or
                                    discussed, or that is proposed to be entered into, by the Special Committee or its advisors, or from discussing Transactions or potential Transactions with the Special
                                    Committee and its advisors. Notwithstanding the foregoing, in the event that the transaction contemplated by this Term
                                    Sheet has not been abandoned by the parties hereto and any one or more of the Signing
                                    Stockholders enter or enters into any such negotiations or discussions and as a result of such negotiations or discussions the Signing Stockholders intend to enter, prior to June 8, 2003, into an agreement relating to such Transaction, the Signing
                                    Stockholders shall give Palisade notice of such intent at least three (3) days prior to entering into such other transaction, and during such three day period shall negotiate in good faith with Palisade in order that Palisade shall have the opportunity to propose revised terms and conditions to the terms and and conditions set forth in this Term Sheet. Nothing in this Section II shall be construed to prevent or preclude any Signing Stockholder, or any designee of a Signing Stockholder on the Board of Directors of the Company from fulfilling his or her fiduciary duty in his or her capacity as a director or officer of the Company.

Expenses If the Company, MergerCo and Palisade do not enter into the definitive agreement for any reason (including if the Company enters into an alternative transaction), other than as a result of a breach of the terms of this Term Sheet by Palisade, then Rex Licklider, David Michael Talla and Millennium Partners, on a joint and several basis, shall pay all reasonable expenses incurred by the Investors in connection with their due diligence, legal review and documentation of the investment, including without limitation reasonable fees and expenses of legal counsel (the "Palisade Fees"). Such Palisade Fees shall be payable within thirty (30) days of receipt of invoices therefor. For purposes of this provision, failure to enter into a definitive agreement resulting from an inability of the parties to agree on the terms of the exclusivity, termination fee and expense provisions of a definitive agreement shall not be deemed a breach of the terms of this Term Sheet by Palisade and Rex Licklider, David Michael Talla and Millennium Partners shall, on a joint and several basis, pay the Palisade Fees to Palisade pursuant to the terms of this provision.

Confidentiality                     The terms herein are confidential and will
                                    not be disclosed except as otherwise agreed in advance in writing by each of the parties hereto, subject to the parties reporting and disclosure obligations under the '34 Act.

Counterparts                        This Term Sheet may be executed in any
                                    number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Term
                                    Sheet may also be executed via facsimile, which shall be deemed an original.

Governing                           Law This Term Sheet and the related
                                    transaction documents and all matters
                                    arising directly or indirectly herefrom and therefrom shall be governed by the laws of the State of Delaware on all matters, in each case, without reference to the choice or conflicts of law provisions thereof.

Effect of Term Sheet                The parties  expressly agree that no binding
                                    obligations will be created until Definitive
                                    Documents are executed and delivered by the parties, other than as set forth under the heading "Binding Provisions" (namely,
                                    "Exclusivity, "Expenses," "Confidentiality,"
                                    "Counterparts," "Governing  Law," and
                                    "Effect of this Term Sheet")  which are
                                    intended to be and shall be legally binding.
                                    Subject to the foregoing, it is understood that any of the parties is free to terminate the discussions at any time and for any reason prior to the execution of Definitive
                                    Documents.

                            [Signature Pages Follow]

This Term Sheet is hereby accepted and agreed to as of April 9, 2003, by each of the following:

Palisade Concentrated Equity Partnership, L.P.

By:  Palisade Concentrated Holdings, LLC, its general partner

By: /s/ Eric J. Bertrand
    -----------------------------
Name:    Eric J. Bertrand
Title: Member
Signed on April 9, 2003


THE SIGNING STOCKHOLDERS:


/s/ Rex Licklider
Rex Licklider
Signed on April 10, 2003


/s/ David Michael Talla
David Michael Talla
Signed on April 10, 2003


Millennium Partners LLC

By:  Millennium Partners Management LLC, its manager
         By: Millennium Manager I, Inc., its managing member


         /s/ Philip Lovett
         By: Philip Lovett
         Its:
         Signed on April 9, 2003


Millennium Entertainment Partners L.P.

By:  Millennium Entertainment Associates L.P., its general partner
         By: Millennium Entertainment Corp., its general partner


         /s/ Philip Lovett
         By: Philip Lovett
         Its:
         Signed on April 9, 2003

MDP Ventures I LLC

By:  Millennium Development Partners L.P., its managing member
         By: Millennium Development Associates L.P., its general partner
                  By: Millennium Development Corp., its general partner


         /s/ Philip Lovett
         By: Philip Lovett
         Its:
         Signed on April 9, 2003


MDP Ventures II LLC

By:  Millennium Development Partners II, LLC, its managing member


         /s/ Philip Lovett
         By: Philip Lovett
         Its:
         Signed on April 9, 2003


Millennium Development Partners L.P.

By:  Millennium Development Associates LP, its general partner
         By: Millennium Development Associates L.P., its general partner
                  By: Millennium Development Corp., its general partner



         /s/ Philip Lovett
         By: Philip Lovett
         Its:
         Signed on April 9, 2003

Kayne Anderson Capital Advisors, LP.

By:      Kayne Anderson Investment Management, Inc, its general partner I

         By: /s/ Robert Sinnott
         Robert Sinnott
         Managing Director
         Signed on April 10, 2003

SCHEDULE A

                             SURVIVING STOCKHOLDERS


         Kayne Anderson Capital Advisors, LP Rex Licklider David Michael Talla Millennium Partners LLC Millennium Entertainment Partners L.P.
         MDP Ventures I LLC
         MDP Ventures II LLC
         Millennium Development Partners L.P.

         Baron Capital
         Townsend Group
         Mark Spino
         Phil Swain
         Nanette Pattee Francini

SCHEDULE B

                           MILLENIUM PARTNERS ENTITIES



For purposes of this Term Sheet, "Millennium Partners" means the following entities, collectively:

                             Millennium Partners LLC
                     Millennium Entertainment Partners L.P.
                               MDP Ventures I LLC
                               MDP Ventures II LLC
                      Millennium Development Partners L.P.

                                                                   EXHIBIT 99.2


                                  NEWS RELEASE


For Immediate Release                                     CONTACT:
                                                          Rex Licklider, Co-CEO
                                                          (310) 479-5200


                  THE SPORTS CLUB COMPANY PROMOTES PHILIP SWAIN
                    TO PRESIDENT AND CHIEF OPERATING OFFICER


LOS ANGELES, CA (April 15, 2003) -- The Sports Club Company, Inc. (AMEX: SCY) today announced that executive Philip J. Swain has been promoted to President and Chief Operating Officer.

Mr. Swain, 45, has served as the Company's Senior Vice President of Operations since February of 2000 and in his new position will continue to report to Co-Chief Executive Officer, Rex A. Licklider. Mr. Swain brings more than 25 years of experience in the sports and fitness industry to his new role, twenty of those in a variety of sales and operating positions with the Company. While continuing to oversee the day-to-day operations of the Company's core business Mr. Swain will now become more involved with the overall planning, organization and growth of the Company.

"Phil's dedication, knowledge and leadership have helped to establish The Sports Club Company as the premier operator of luxury sports and fitness complexes in the world. His expertise in club operations is well recognized within our industry. He will now join with myself and our Board of Directors in determining the strategic direction of the Company," concluded Mr. Licklider.

The Sports Club Company, Inc., based in Los Angeles, California, owns and operates luxury sports and fitness complexes nationwide under the brand name, "The Sports Club/LA."
                                       ###

                                                                   EXHIBIT 99.3


                      SEVENTH AMENDMENT TO RIGHTS AGREEMENT
                           DATED AS OF OCTOBER 6, 1998

     This Seventh Amendment (the "Seventh Amendment") to Rights Agreement is made and entered into as of April 14, 2003, and amends that certain agreement entered into by and between The Sports Club Company, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Company, a New York corporation (the "Rights Agent"), dated as of October 6, 1998, as amended by (a) First Amendment to Rights Agreement dated as of February 18, 1999, (b) Second Amendment to Rights Agreement dated as of July 2, 1999, (c) Third Amendment to Rights Agreement dated as of April 27, 2000, (d) Fourth Amendment to Rights Agreement dated as of June 27, 2001, (e) Fifth Amendment to Rights Agreement dated as of September 6, 2002, and (f) Sixth Amendment to Rights Agreement dated as of March 5, 2003 (as so amended, the "Rights Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Rights Agreement.

                                 R E C I T A L S

     WHEREAS, on September 29, 1998, the Board of Directors of the Company (the "Board") authorized and declared a dividend of one preferred share purchase right for each Common Share of the Company outstanding on October 6, 1998, each Right representing the right to purchase one five-hundredth of a Preferred Share upon the terms and subject to the conditions set forth in the Rights Agreement, and further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Expiration Date;

     WHEREAS, the Company and the Rights Agent entered into the Rights Agreement as of October 6, 1998, and thereafter amended said Agreement on the dates set forth in the first paragraph of this Seventh Amendment;

     WHEREAS, on December 10, 2002, the Board approved the creation of a special committee thereof (the "Special Committee") to investigate various strategic alternatives for the Company, including the possibility of a "going private" transaction in which certain of Millennium Entertainment Partners, L.P., D. Michael Talla, Rex A. Licklider and Kayne Anderson Capital Advisors, and their respective Affiliates (collectively, the "Principal Shareholders") would participate (the "Proposed Transaction").

     WHEREAS, the Principal Shareholders entered into a "Term Sheet for Proposed Funding for The Sports Club Company, Inc. Transaction" (the "Term Sheet") with Palisade Concentrated Equity Partnership, L.P. on March 31, 2003, the public announcement of which on April 3, 2003 may have constituted a 28% Ownership Date;

     WHEREAS, the Principal Stockholders entered into an "Amended and Restated Term Sheet for Proposed Funding for The Sports Club Company, Inc. Transaction Dated as of April 9, 2003 (amending and restating that certain Term Sheet dated as of March 31, 2003)" (the "Amended Term Sheet");

     WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth herein.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the recitals, and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby amend the Rights Agreement as follows:

     1. The definitions of "Beneficial Owner" and "Beneficially Owned" set forth in Section 1 of the Rights Agreement are hereby amended by deleting the existing proviso immediately following the semi-colon set forth in clause (iv) thereof and by adding the following proviso:

     provided, however, that from March 5, 2003 until May 31, 2003, no securities shall be deemed to be beneficially owned by any person solely pursuant to this clause (iv) in connection with (a) any non-binding arrangement or understanding with respect to the securities of the Company owned by the Principal Shareholders, as defined in the recitals to the Seventh Amendment, that results from discussions or negotiations regarding the Proposed Transaction, as long as such arrangement or understanding relates to a transaction that is intended to be proposed to the Special Committee, or (b) the Term Sheet or Amended Term Sheet, including any amendments or changes thereto, so long as the amendments or changes are approved, in advance of their adoption, by the Special Committee;

     2. The  definition of "Section  11(a)(ii)  Event" as set forth in paragraph
(a)(ii) of Section 11 of the Rights Agreement is hereby amended by deleting the text of clause (ii) before and including the first comma and adding in its place the following:

     (ii) A "Section 11(a)(ii) Event" will take place if a 28% Ownership Date shall have occurred and neither the Redemption Date nor the Expiration Date shall have occurred prior to the tenth Business Day following such 28% Ownership Date; provided, however, a Section 11(a)(ii) Event will not take place on the tenth Business Day following a 28% Ownership Date resulting solely from the execution of the Term Sheet or Amended Term Sheet, despite the nonoccurrence of the Redemption Date or the Expiration Date. In the event that a Section 11(a)(ii) Event shall occur,

     3. No Other Changes. Except as expressly set forth in this Amendment, the terms of the Rights Agreement shall continue in full force and effect in accordance with its terms.

     4. Miscellaneous. This Amendment (together with the Rights Agreement) represents the entire agreement and understanding between the parties hereto with respect to this Amendment and supersedes all prior and contemporaneous written and oral negotiations, discussions and agreements; shall be binding on, and inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives; and may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. Paragraph headings appearing in this Amendment are for the convenience of the parties and shall not be considered in interpreting or construing any term or provision hereof.


       [Balance of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.



                                             Company:
                                             -------

                                             THE SPORTS CLUB COMPANY, INC.
Attest:


                                             By:       /s/ Lois Barberio
                                                 ------------------------------
      /s/ Timothy O'Brien                    Name: Lois Barberio
Name:    Timothy O'Brien            Title:   Secretary
Title:    Chief Financial Officer



                                             Trustee:
                                             -------

                                             AMERICAN STOCK TRANSFER & TRUST
                                             COMPANY
Attest:


                                             By:        /s/ Herbert J. Lemmer
                                                 ------------------------------
      /s/ Susan Silber                       Name: Herbert J. Lemmer
------------------------------------
Name:    Susan Silber                        Title:   Vice President
Title:    Assistant Secretary